As filed with the Securities and Exchange Commission on May 22, 2000
                                                  Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                   FIAT S.p.A.
             (Exact Name of Registrant as Specified in Its Charter)


                      Italy N/A
         (State or Other Jurisdiction of
          Incorporation or Organization)       (I.R.S. Employer Identification
                                                            Number)

                                 Via Nizza, 250
                                  Turin, Italy
              (Address of Registrant's Principal Executive Offices)

                          FIAT S.p.A. Stock Option Plan
                            (Full Title of the Plan)

                                 -------------

                             James J. Kennedy, Esq.
                    Senior Vice President and General Counsel
                          375 Park Avenue - Suite 2703
                            New York, New York 10152
                                 (212) 207-0920
(Name, Address, and Telephone Number, Including Area Code, of Agent for Service)

                                    Copy to:

                                   Arthur Kohn
                       Cleary, Gottlieb, Steen & Hamilton
                                One Liberty Plaza
                            New York, New York 10006
                                 (212) 225-2000


                         CALCULATION OF REGISTRATION FEE

=================================================================================================================
         Title of each class of securities           Amount to be       Proposed       Proposed       Amount of
                  to be registered                    registered         maximum        maximum      registration
                                                                        offering       aggregate         fee
                                                                        price per   offering price
                                                                        share (1)         (1)
-----------------------------------------------------------------------------------------------------------------
Ordinary Shares, par value E 0.50 per share      2,756,000 Shares(2)      $27.40     $75,514,400.00   $19,935.80
     ("Shares")
-----------------------------------------------------------------------------------------------------------------
(1)   Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the
      "Act"), on the basis of an exchange rate of 0.8946 U.S. Dollars per euro
      (the Noon Buying Rate on May 19, 2000) and the price at which the option to which such Shares are subject may be exercised (E 30.63 per Share).

(2) Together with an indeterminate number of Shares that may be necessary to adjust the number of Shares reserved for issuance pursuant to the Fiat
      S.p.A. Stock Option Plan as the result of a stock split, stock dividend or similar adjustment of outstanding Shares.

================================================================================

                                     Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

          The following information shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents: (i) the Annual Report on Form 20-F of FIAT S.p.A. ("Fiat") for the Fiscal Year ended December 31, 1998, (ii) all other reports filed by Fiat pursuant to Section 13(a) or 15(c) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since December 31, 1998, (iii) the description of the Shares contained in Fiat's Registration Statement on Form 20-F, dated November 1, 1988, as amended by Fiat's filing on Form 8, dated December 22, 1988, and (iv) all documents filed by Fiat pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the termination of the offering of Shares offered hereby. Any statement contained in a document incorporated or deemed to be incorporated herein by reference, or contained in this Registration Statement, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Not applicable.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits

         The following documents are filed with or incorporated by reference into this Registration Statement (numbering corresponds to Exhibit Table in Item 601 of Regulation S-K):

         4.1  Provisions for the second grant cycle of the Stock Options 2000
Plan

         4.2  Provisions for the Stock Purchase Options 2000 Plan

         5.1 Opinion of Franzo Grande Stevens of the law firm of Grande Stevens-Pedersoli regarding the validity of securities being registered

         23.1  Consent of Independent Auditors

         23.2 Consent of Franzo Grande Stevens of the law firm of Grande Stevens-Pedersoli (included in Exhibit 5.1)

         24.1  Power of Attorney (included on signature page)

Item 9.  Undertakings.

         (a)  The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs
(a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities provided therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of the employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Turin, Italy, on May 8, 2000.



                                                FIAT S.p.A.


                                                /s/ Damien Clermont
                                                ----------------------------
                                           By:  Damien Clermont
                                                Chief Financial Officer




                                                /s/ James J. Kennedy
                                                ----------------------------
                                           By:  James J. Kennedy
                                                Authorized Representative
                                                in the United States

                                POWER OF ATTORNEY

                  Each person whose signature appears below on this Registration Statement hereby constitutes and appoints Daniele Rulli and James J. Kennedy, and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (unless revoked in writing) to sign any and all amendments (including post-effective amendments thereto) to this Registration Statement to which this power of attorney is attached, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by each of the following persons in the capacities indicated, on the date indicated below.

             Signature                                         Title                               Date
             ---------                                         -----                               ----
         /s/ Paolo Fresco                          Director, Chairman of the Board                 May 8, 2000
------------------------------------
           Paolo Fresco

       /s/ Paolo Cantarella            Chief Executive Officer (Principal Executive Officer);      May 8, 2000
------------------------------------
         Paolo Cantarella                                     Director

        /s/ Franco Bernabe                                    Director                             May 8, 2000
------------------------------------
          Franco Bernabe

      /s/ John Philip Elkann                                  Director                             May 8, 2000
------------------------------------
        John Philip Elkann

  /s/ Gabriele Galateri du Genola                             Director                             May 8, 2000
------------------------------------
    Gabriele Galateri du Genola

     /s/ Franzo Grande Stevens                                Director                             May 8, 2000
------------------------------------
       Franzo Grande Stevens

       /s/ Gianfranco Gutty                                   Director                             May 8, 2000
------------------------------------
         Gianfranco Gutty

       /s/ Virgilio Marrone                                   Director                             May 8, 2000
------------------------------------
         Virgilio Marrone

         /s/ Franck Riboud                                    Director                             May 8, 2000
------------------------------------
           Franck Riboud

 /s/ Carl Ludwig von Boehm-Bezing                             Director                             May 8, 2000
------------------------------------
   Carl Ludwig von Boehm-Bezing


      /s/ John Francis Welch                                  Director                             May 8, 2000
------------------------------------
        John Francis Welch


        /s/ Damien Clermont                            Chief Financial Officer                     May 8, 2000
------------------------------------
          Damien Clermont               (Principal Financial Officer and Principal Accounting
                                                              Officer)

                                  EXHIBIT INDEX

                                                                        Sequentially
                                                                        Numbered Page
Exhibit No.    Description                        Method of Filing      Location
-----------    -----------                        ----------------      --------

4.1            Provisions for the second grant    Filed herewith
               cycle of the Stock Options 2000
               Plan

4.2            Provisions for the Stock Purchase  Filed herewith
               Options 2000 Plan

5.1            Opinion of Franzo Grande Stevens   Filed herewith
               of the law firm of Grande
               Stevens-Pedersoli regarding the
               validity of securities being
               registered

23.1           Consent of Independent Auditors    Filed herewith

23.2           Consent of Franzo Grande Stevens   Filed herewith
               of the law firm of Grande
               Stevens-Pedersoli (included in
               Exhibit 5.1)

24.1           Power of Attorney (included on     Filed herewith
               signature page)